UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

FIRST HORIZON PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road Alpharetta, Georgia 30005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Agreement

On October 31, 2005, the Compensation Committee of the Board of Directors and the disinterested members of the Board of Directors of First Horizon Pharmaceutical Corporation (the “Company”) granted shares of restricted stock as one-time retention bonuses to certain senior employees whose long-term retention is critical to the Company’s success. These special awards were granted under the Company’s 2002 Stock Plan, as amended and restated effective May 7, 2004 to the following Named Executive Officers, among others:

Patrick Fourteau	Chief Executive Officer, President	200,000

Darrell Borne	Chief Financial Officer, Secretary and Treasurer	150,000

Sam Gibbons	Vice President, Sales	25,000

Leslie Zacks	Vice President, Legal and Administration	25,000

Michael Mavrogordato	Vice President, Business Development	40,000

The restricted stock vests in equal annual installments on October 31 of each of 2006, 2007, 2008 and 2009.  On the date of the grant, the average of the high and low sales price of the Company’s common stock was $14.35.

Item 9.01               Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Chief Financial Officer

Date: November 3, 2005